UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 15, 2008

Date of Report (Date of earliest event reported)

NYSE Euronext

(Exact name of registrant as specified in its charter)

Delaware	001–33392	20–5110848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Wall Street New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 656–3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) At the annual meeting of stockholders of NYSE Euronext (the “Company”) on May 15, 2008, the Company’s stockholders approved the Omnibus Incentive Plan (the “Plan”), which amends and restates the 2006 Stock Incentive Plan. The following summary is of the principal amendments to the Plan and is qualified in its entirety by reference to the complete text of the Plan. The Plan, which is attached as Exhibit 10.1, is incorporated herein by reference.

The Plan, as amended and restated, among other things, increases the number of shares of common stock of the Company authorized for issuance under the Plan from 7,536,232 to 9,000,000 shares and is designed to comply with the “performance-based compensation” exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, a performance-based cash award program designed to meet the requirements of Section 162(m) of the Code has been added to the Plan. Because performance-based cash awards may be made, the Plan has been renamed the “NYSE Euronext Omnibus Incentive Plan.” The Board approved the amended and restated Plan effective as of May 15, 2008, subject to stockholder approval.

ITEM 8.01 OTHER EVENTS.

On May 15, 2008, NYSE Euronext issued a press release announcing the decision of the Enterprise Chamber of the Amsterdam Court of Appeals regarding the statutory buy-out of the remaining minority Euronext shareholders holding approximately 2% of the shares of Euronext N.V.

A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference. NYSE Euronext does not intend for this Item 8.01 or Exhibit 99.1 to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or to be incorporated by reference into filings under the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

10.1	NYSE Euronext Omnibus Incentive Plan (as amended and restated effective May 15, 2008)
99.1	Press Release, dated May 15, 2008, entitled “Terms of Statutory Buy-Out Procedure for Remaining Euronext N.V. Shares are Announced as Amsterdam Enterprise Chamber Renders Final Judgment.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE Euronext
Dated: May 20, 2008	By	/s/ John K. Halvey
John K. Halvey
Group Executive Vice President, General Counsel and Corporate Secretary